Exhibit 10.8

Deferral Agreement

Deferral Agreement Effective Date:	15-Apr-20

Loan Agreement Date	19/02/2017

(use restated date if applicable):

Borrower:	Beamr Imaging Ltd 514331552

☒ If this box is checked, additional Borrowers (“Additional Borrowers”) are listed in the Annex attached hereto (Borrower and such Additional Borrowers, collectively, “Borrower”).

Loan Agreement:	That certain Loan and Security Agreement, dated as of the Loan Agreement Date, between Borrower, Additional Borrowers, if any, and Silicon Valley Bank (“Bank”), as amended, restated or otherwise modified and in effect from time to time.

Guarantor(s) or Pledgor(s):	☒ If this box is checked, the obligations of Borrower are guaranteed or secured by a pledge of assets and the Consent and Ratification attached hereto shall apply and must be completed for each Guarantor and/or Pledgor.

Reference is made to the Loan Agreement and the other terms defined herein. Borrower and Bank hereby agree to the Terms and Conditions attached hereto and any applicable Annex and/or Consent and Ratification attached hereto, each of which is incorporated herein by reference (collectively, the “Deferral Agreement”).

BANK:		BORROWER:
SILICON VALLEY BANK		Beamr Imaging Ltd 514331552

By:	/s/ Rebekah Winsor	By:	/s/ Sharon Carmel

Rebekah Winsor		Sharon Carmel
Name		Name

Corporate Counsel		Sharon Carmel
Title		Title

By:

Name

Title

Terms and Conditions Deferral Agreement

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.	Interest Payments. Borrower shall at all times continue to make regularly scheduled monthly payments of accrued interest on each applicable payment date under the Loan Agreement.

3.	Extension of Principal Payment Dates.

a.	The payment dates for all monthly payments of principal in respect of any term loans (but not any other facilities) which are due following the Deferral Agreement Effective Date shall each be extended by six (6) months.

b.	If on the Deferral Agreement Effective Date the amortization period in respect of any drawn term loans has commenced and monthly payments of principal are (or will become) due, then no instalments of principal shall be due and payable for the six month period from (and including) May 2020 to October 2020 (the “Deferral Period”). Monthly repayments of principal shall recommence in November 2020 in line with paragraph (f) below.

c.	If on the Deferral Agreement Effective Date the term facility has not been drawn but subsequently any term loans are utilized, then the start of the relevant amortization period in respect of such term loans shall be deferred for 6 months during which time interest only shall be due and payable. At the end of such 6 month deferral the amortization period shall commence and monthly repayments of principal shall be due and payable in accordance with paragraph (f) below.

d.	If the Loan Agreement permits a period in which accrued interest only is payable (and no principal) (an “Existing Interest Only Period”) in respect of any drawn term loans and such Existing Interest Only Period is in effect on the Deferral Agreement Effective Date, notwithstanding the length of that Existing Interest Only Period it shall be extended by a period of six months. The payment of monthly instalments of principal shall commence at the end of such extended Existing Interest Only Period in line with paragraph (f) below.

e.	If the Loan Agreement permits an extension of an Existing Interest Only Period upon achieving one or more milestones or other thresholds which have not yet been achieved as at the Deferral Agreement Effective Date, (i) the six month extension of the Interest Only Period provided for in paragraph (d) above shall supersede and replace any and all extensions of the Existing Interest Only Period set forth in the Loan Agreement, and (ii) any and all extensions of the Existing Interest Only Period set forth in the Loan Agreement as of the Deferral Agreement Effective Date are hereby void, and shall be of no further force and effect. Nothing herein shall be construed as a modification or amendment of the existing terms and conditions in the Loan Agreement that provide for Bank to increase availability or to make additional advances or extensions of credit to Borrower, including if such increase or additional advances or extensions of credit require Borrower to achieve the same milestone or threshold that would have previously extended the Interest Only Period prior to Borrower entering into this Deferral Agreement.

f.	The amount of each monthly payment of principal following any extension shall be the same as the amount of the scheduled monthly payment of principal prior to the Deferral Agreement Effective Date. All deferred principal payments shall continue to be secured by all Collateral granted or pledged to Bank under the Loan Documents.

4.	Extension of Maturity Date. The maturity date(s) for all term loans (but not any other facilities) under the Loan Agreement that occur after the Deferral Agreement Effective Date shall be extended by six (6) months, and the corresponding definitions of such maturity dates in the Loan Agreement shall be deemed to be amended accordingly.

5.	Representations and Warranties. Borrower hereby represents and warrants that (a) Borrower has the power and authority to execute and deliver to Bank the Deferral Agreement, (b) the execution and delivery to Bank by Borrower of the Deferral Agreement and the performance of Borrower’s obligations under the Loan Agreement, as amended by the Deferral Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made and (c) the Deferral Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws and equitable principals relating to or affecting creditors rights.

Terms and Conditions Deferral Agreement

6.	Ratification. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all Loan Documents and all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations and all deferred principal payments.

7.	Release. For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution hereof (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing or enforcement of any of the foregoing. Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides that:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into the Deferral Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to Bank, and Bank is relying thereon, that (a), except as expressly stated herein, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into the Deferral Agreement, (b) Borrower has made such investigation of the facts pertaining hereto and all of the matters appertaining thereto, as it deems necessary; (c) the terms hereof are contractual and not a mere recital; (d) the Deferral Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and the Deferral Agreement is signed freely, and without duress, by Borrower and (e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

Terms and Conditions Deferral Agreement

8.	Full Force and Effect; Limitations of Deferral Agreement. Other than as expressly provided in the Deferral Agreement, the terms of the Loan Agreement remain in full force and effect. Bank’s agreement to defer principal payments pursuant to the Deferral Agreement in no way shall constitute a waiver of or forbearance from any existing defaults under any of the Loan Documents, nor shall it obligate Bank to defer any future payments or waive or forbear from any future defaults under any of the Loan Documents. Nothing in the Deferral Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of the Deferral Agreement.

9.	Miscellaneous.

a.	The Deferral Agreement may be executed and delivered in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

b.	The words “execution,” “signed,” “signature” and words of like import in any Loan Document, including the Deferral Agreement, shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided, however that sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Deferral Agreement or the execution or delivery thereof.

c.	The Deferral Agreement shall be effective as of the Deferral Agreement Effective Date.

d.	The Deferral Agreement is a Loan Document and will be construed, interpreted, and applied in accordance with the laws of the jurisdiction whose laws govern the Loan Agreement (excluding its body of law controlling conflicts of law). Each party to the Deferral Agreement submits to the jurisdiction of the same state and federal courts to which it submitted under the Loan Agreement.

e.	In the event of any action or proceeding to enforce the Deferral Agreement, Bank shall be entitled to recover from Borrower its attorneys’ fees and expenses, disbursements and court costs.

[End of Terms and Conditions – Annex and Consent and Ratification Follow]

Annex Deferral Agreement

Additional Borrowers

Deferral Agreement Effective Date: 15-Apr-20

Borrower: Beamr Imaging Ltd 514331552

This Annex forms a part of the Deferral Agreement dated as of the date indicated above between Silicon Valley Bank and Borrower, as defined above. Capitalized terms used but not defined in this Annex shall have the meanings ascribed to them in the Deferral Agreement.

Each of the undersigned (collectively, the “Additional Borrowers”) is a party to the Loan Agreement and hereby agrees to the terms and conditions set forth in the Deferral Agreement. Upon its execution hereof, each Additional Borrower shall be deemed to be a party to the Deferral Agreement.

Beamr Inc 300847600

By:	/s/ Sharon Carmel	By:
Name:	Sharon Carmel	Name:
Title:	Director	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

Consent and Ratification Deferral Agreement

This Consent and Ratification should be signed only to the extent that the Deferral Agreement to which it is attached indicates that it is applicable. Otherwise, this Consent and Ratification is not applicable and void and the following signature blocks should be left blank.

Each of the undersigned, in its capacity as a guarantor or pledgor of the Obligations under the Loan Agreement and the other Loan Documents, acknowledges receipt of the Deferral Agreement. Each of the undersigned further: (i) consents to the Deferral Agreement and the transactions and agreements contemplated thereby; (ii) reaffirms and acknowledges its continuing obligations under the guaranty, pledge agreement or other Loan Document(s) to which it is a party, and that such obligations remain in full force and effect; and (iii) acknowledges that Bank may, but shall be under no obligation to, obtain from the undersigned from time to time further acknowledgment of its continuing obligation under such agreement(s) or with respect to any extension of the time for payment of the Obligations or of any amendment of the terms thereof, waiver of any default, or forbearance in the exercise of any remedy afforded Bank by the terms of such Obligations or by law.

Beamr Imaging Ltd 514331552		Beamr Inc 300847600

By:	/s/ Sharon Carmel	By:	/s/ Sharon Carmel
Name:	Sharon Carmel	Name:	Sharon Carmel
Title:	CEO	Title:	Director

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
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